UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): June 15, 2005

The Navigators Group, Inc.

(Exact name of registrant as specified in its chapter)

DELAWARE	0-15886	13-3138397
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, New York, NY		10119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 933-6025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Pursuant to the Company’s employee bonus program, which promotes the Company’s pay-for-performance philosophy by providing employees with the potential for cash and stock awards, Mr. David E. Hope, Managing Director of Navigators Underwriting Agency Ltd., was awarded a bonus for 2004 of 6,000 shares of the Company’s common stock effective June 15, 2005 and vesting over a four year period.  The awards under this program are based on corporate performance (including combined ratio, return on equity and change in gross written premium), divisional performance and individual performance, with the guidelines established by the Compensation Committee of the Company’s Board of Directors and the range of individual awards depending on each employee’s position within the organization.  Mr. Hope is a named executive officer in the Company’s Proxy Statement dated April 7, 2005.

The shares of common stock representing the 2004 bonus awarded to Mr. Hope were granted pursuant to the Company’s 2005 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.
(Registrant)

/s/ Bradley D. Wiley
	Name:	Bradley D. Wiley
	Title:	Senior Vice President, Financial Compliance Officer and Secretary

Date: June 17, 2005